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                                                                   EXHIBIT 21.01


                                 KELLOGG COMPANY
                                  SUBSIDIARIES*

NORTH AMERICA
Argkel, Inc. - Battle Creek, MI
Ensemble Functional Food Company - Battle Creek, MI
Gollek Inc. - Battle Creek, MI
K-One Inc. - Battle Creek, MI
K-Two Inc. - Battle Creek, MI
K (China) Limited - Battle Creek, MI
K India Private Limited - Battle Creek, MI
Kashi Company - LaJolla, California
Kelarg, Inc. - Battle Creek, MI
Kellogg Asia Inc. - Battle Creek, MI
Kellogg Asia Marketing Inc. - Battle Creek, MI
Kellogg Brasil, Inc. - Battle Creek, MI
Kellogg Caribbean Inc. - Battle Creek, MI
Kellogg Caribbean Services Company, Inc. - Guayabo, Puerto Rico
Kellogg Chile Inc. - Battle Creek, MI
Kellogg Fearn, Inc. - Battle Creek, MI
Kellogg Italia S.p.A. - Battle Creek, MI
Kellogg Latvia, Inc. - Battle Creek, MI
Kellogg Sales Company - Battle Creek, MI
Kellogg Services Group, Inc. - Battle Creek, MI
Kellogg (Thailand) Limited - Battle Creek, MI
Kellogg USA Inc. - Battle Creek, MI
KFSC, Inc. - Barbados
Mountaintop Baking Company - Battle Creek, MI
The Eggo Company - Battle Creek, MI
Trafford Park Insurance Limited - Bermuda
Kellogg Canada Inc. - Rexdale, Ontario, Canada
Gollek Interamericas, S. de R. L. de C.V.- Queretaro, Mexico (subsidiary of
         Kellogg Canada)
Kellogg's Malaysia Manufacturing SDN. BHD - Kuala Lumpur, Malaysia (subsidiary of Kellogg Canada)
Worthington Foods, Inc. - Worthington, Ohio
Specialty Foods Investment Company (subsidiary of Worthington Foods, Inc.) Kellogg A$ - Cayman Islands
Kellogg Yen - Cayman Islands
Kellogg Bolivar - Cayman Islands
Kellogg C$ - Cayman Islands
Kellogg Euro - Cayman Islands
Kellogg Sterling - Cayman Islands
Kellogg Mpeso - Cayman Islands

ASIA-PACIFIC
Kellogg Asia Pacific Limited - Hong Kong
Kellogg (Aust.) Pty. Ltd. - Sydney, Australia
Day Dawn (Aust.) Pty. Ltd. - Pagewood, Australia (subsidiary of Kellogg
         Australia)
Kellogg (N.Z.) Limited - Auckland, New Zealand (subsidiary of Kellogg Australia) Kellogg Superannuation Pty. Ltd. - Sydney, Australia (subsidiary of Kellogg
         Australia)
Kellogg (China) Limited - Guangzhou, China
Kellogg Company of South Africa (Pty.) Ltd. - Springs, South Africa
Kellogg Project 1995 (Pty.) Ltd. - Springs, South Africa (subsidiary of Kellogg
         South Africa)
Kellogg India Private Limited - Mumbai, India
Kellogg (Japan) K.K. - Tokyo, Japan
Kellogg (Thailand) Limited - Bangkok,Thailand
Nhong Shim Kellogg Co. Ltd. - Seoul, South Korea


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The Kellogg Healthy Snak People Pty Limited - Carmahaven, NSW, Australia
Worthington Australia (subsidiary of Worthington Foods, Inc.)
Kellogg South East Asia Sdn. Bhd. - Malaysia
Kellogg Asia Marketing (Shanghai) Trading Co. Ltd. - Shanghai

EUROPE
Gollek B.V. - Amsterdam, The Netherlands
Kellogg Company of Great Britain Limited - Manchester, England
Favorite Food Products Limited - Manchester, England (subsidiary of Kellogg
         Great Britain)
Garden City Bakery Limited - Manchester, England (subsidiary of
         Lender's Bakery Limited)
Kelcone Limited - Aylesbury, England (subsidiary of Kellogg Great Britain) Kelcorn Limited - Manchester, England (subsidiary of Kellogg Great Britain) Kellogg Company of Ireland, Limited - Dublin, Ireland (subsidiary of Kellogg
         Great Britain)
Kellogg Management Services (Europe) Limited - Manchester, England
         (subsidiary of Kellogg UK Holding)
Kellogg Marketing and Sales Company (UK) Limited - Manchester, England
         (subsidiary of Kellogg UK Holding)
Kellogg Supply Services (Europe) Limited - Manchester, England (subsidiary of
         Kellogg UK Holding Co)
Kellogg U.K. Holding Company Limited - Manchester, England
Kellogg Espana, S.A. - Valls, Spain (subsidiary of Kellogg Great Britain) Kelmill Limited - Liverpool, England (subsidiary of Kellogg Great Britain) Kelpac Limited - Manchester, England (subsidiary of Kellogg Great Britain) Lender's Bakery Limited - Manchester, England (subsidiary of Kellogg UK Holding) Portable Foods Manufacturing Company Limited - Manchester, England
Saragusa Frozen Foods Limited - Manchester, England (subsidiary of Kellogg
         Great Britain)
Kellogg (Deutschland) GmbH - Bremen, Germany
Gebrueder Nielsen Reismuehlen und Staerke-Fabrik mit Beschraenkter Haftung -
         Bremen, Germany (subsidiary of Kellogg Deutschland)
Reis-und Handels AG Unterstuetzungskasse GmbH - Bremen, Germany (subsidiary of Kellogg Deutschland)
Kellogg (Hungary) Trading Limited Liability Company - Budapest, Hungary
Kellogg Italia S.p.A. - Milan, Italy
Kellogg Latvia, Inc. - Riga, Latvia
Kellogg (Poland) Sp. zo.o. - Warsaw, Poland
Kellogg's Produits Alimentaires, S.A. - Rosny, France
Nordisk Kellogg's A/S - Svendborg, Denmark
NK Leasing - Svendborg, Denmark (subsidiary of Nordisk Kellogg's A/S)
Kellogg (Schweiz) AG - Kanton, Zug, Switzerland (subsidiary of Kellogg
         Deutschland)
Kellogg (Osterreich) GmbH - Vienna, Austria (subsidiary of Kellogg Deutschland)

LATIN AMERICA
Alimentos Kellogg, S.A. - Caracas, Venezuela
Gollek, S.A. - Caracas, Venezuela (subsidiary of Alimentos Kellogg) Gollek Servicios, S.C. - Queretaro, Mexico
Gollek Argkel - Queretaro, Mexico
Kellogg Argentina S.A. - Buenos Aires, Argentina
Kellogg Brasil & Cia. - Sao Paulo, Brasil
Kellogg Chile Limited - Santiago, Chile
Kellogg de Centro America, S.A. - Guatemala, Centro America
Kellogg de Colombia, S.A. - Bogota, Colombia
Kellogg de Mexico, S.A. de C.V. - Queretaro, Mexico
Kellogg El Salvador Ltda. de D.V. - El Salvador
CELNASA (La Compania de Cereales Nacionales S.A.) - Ecuador

*As of February 2, 2001